Exhibit 23.12

Consent of Andrew Witte

I consent to the inclusion and/or incorporation by reference in this Registration Statement on Form F-3 of AuRico Gold Inc., which is being filed with the United States Securities and Exchange Commission, of references to my name in and information derived from the following reports and documents:

Sections 16.8, 20.4.4 & 20.4.5 of the NI 43-101 Technical Report for the Kemess Underground Project, British Columbia, Canada

Dated this 10th day of June, 2013.

/s/ Andrew Witte
By:	Andrew Witte, P.Eng.
Title:	Senior Geotechnical Engineer
Company:	AMEC Environment & Infrastructure